Exhibit 10.1

August 5, 2013

VIA ELECTRONIC MAIL & REGULAR MAIL

Mr. James Wagner

30 Old Kings Highway So.

Suite 51

Darien, CT 06820

james.douglas.wagner@gmail.com

Re:	Amendment to Separation Agreement and General Release

Dear Jim:

Reference is made to that Separation Agreement and General Release, entered into between you and The Chefs’ Warehouse, Inc. (“Chefs’ Warehouse”), dated August 30, 2012 (the “Separation Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Separation Agreement.

The purpose of this letter is to modify the Separation Agreement. Specifically, effective July 25, 2013, your Separation Agreement is modified as follows:

1.	You will be permitted to serve as an Independent Member of the Board of Directors of Chef Middle East LLC (“Chef Middle East”) and your relationship with Chef Middle East will be exclusively limited to that capacity;

2.	You will neither seek employment nor be employed by Chef Middle East as an employee, consultant, or independent contractor for a period of two (2) years immediately after the Release Date, as defined in the Separation Agreement;

3.	In connection with your duties as an Independent Member of the Board, you will not disclose any confidential or proprietary information of the Chefs’ Warehouse that you obtained while employed by the Chefs’ Warehouse; and

4.	In order to avoid any conflict with the Chefs’ Warehouse and/or the terms and conditions of your Separation Agreement, for a period of two (2) years immediately after the Release Date, as defined in the Separation Agreement, you will recuse yourself from any and all board meetings in which the Chefs’ Warehouse is discussed, unless you receive prior written consent from the Chefs’ Warehouse.

Except for the modifications set forth in this letter, all other terms of the Separation Agreement shall remain in full force and effect. In the event of a conflict between the modifications set forth in this letter and the Agreement, the terms of this letter shall prevail.

100 East Ridge Road, Ridgefield, Connecticut 06877

Main Number: (203) 894-1345

James Wagner

August 5, 2013

This letter is not an offer capable of acceptance. Once you have signed the letter, it shall be an offer by you to amend the Separation Agreement as set forth herein. That offer by you shall not be deemed accepted by the Chefs’ Warehouse until this letter is countersigned by an authorized representative of the Chefs’ Warehouse. For the avoidance of doubt, this letter shall be effective, and only become an enforceable contract, when executed by both parties thereto.

THE CHEFS’ WAREHOUSE, INC.

/s/ Alexandros Aldous
By:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary
Date:	August 5, 2013

AGREED AND ACCEPTED:

/s/ James Wagner
By:	James Wagner

Date:	08/07/2013

SMRH:200959302.2

100 East Ridge Road, Ridgefield, Connecticut 06877

Main Number: (203) 894-1345